Exhibit 10.2
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             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,




                                   PURCHASER,


                                    CIBC INC.


                                     SELLER




                        MORTGAGE LOAN PURCHASE AGREEMENT




                         Dated as of September 21, 2006




                                  $805,149,630




                            Fixed Rate Mortgage Loans




                               Series 2006-CIBC16






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      This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of
September 21, 2006, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the "Purchaser"), and CIBC Inc., as seller ("CIBC" or the "Seller").

      Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of September 21, 2006 (the "Pooling and Servicing Agreement") among the Purchaser, as depositor (the "Depositor"), Capmark Finance Inc., as master servicer ("Master Servicer"), Midland Loan Services, Inc., as special servicer ("Special Servicer") and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee") and as paying agent (in such capacity, the "Paying Agent"), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term "Mortgage Loans" refers to the mortgage loans listed on Exhibit A and the term "Mortgaged Properties" refers to the properties securing such Mortgage Loans.

      The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

      SECTION 1. Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase and Sale Agreement, dated as of September 1, 2006, between the Master Servicer and the Seller) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(a) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Seller's records will accurately reflect the sale of each Mortgage Loan to the Purchaser. The Depositor will sell the Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-1, Class X-2, Class B, Class C and Class D Certificates (the "Offered Certificates") to the underwriters specified in the underwriting agreement dated September 14, 2006 (the "Underwriting Agreement") between the Depositor and J.P. Morgan Securities Inc. ("JPMSI") for itself and as representative of CIBC World Markets Corp. ("CIBCWMC") and Wachovia Capital Markets, LLC (together with JPMSI, and CIBCWMC, the "Underwriters"), and the Depositor will sell the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates (the "Private Certificates") to JPMSI, as the initial purchaser (together with the Underwriters, the "Dealers") specified in the certificate purchase agreement, dated September 14, 2006 (the "Certificate Purchase Agreement"), between the Depositor and JPMSI.

      The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As the purchase price for the Mortgage Loans, the Purchaser shall pay to the Seller or at the Seller's direction $833,120,402 (which amount is inclusive of accrued interest) in immediately available funds minus the costs set forth in Section 9 hereof. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

      SECTION 2. Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

      The transfer of each Mortgage Loan shall be reflected on the Seller's balance sheets and other financial statements as a sale of the Mortgage Loans by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

      The transfer of each Mortgage Loan shall be reflected on the Purchaser's balance sheets and other financial statements as the purchase of the Mortgage Loans by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

      SECTION 3. Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date to the Trustee or a Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, and meeting all the requirements of such Sections 2.01(b) and (c), and such other documents, instruments and agreements as the Purchaser or the Trustee shall reasonably request and which are in the Seller's possession or under the Seller's control. In addition, the Seller agrees to deliver or cause to be delivered to the Master Servicer, the Servicing File for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

      (b) With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the "Transfer Modification Costs"), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser as described in such
Section 1; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

      SECTION 4. Treatment as a Security Agreement. The Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

      SECTION 5. Covenants of the Seller. The Seller covenants with the Purchaser as follows:

      (a) it shall record or cause a third party to record in the appropriate public recording office for real property the intermediate assignments of the Mortgage Loans and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement. All recording fees relating to the initial recordation of such intermediate assignments and Assignments of Mortgage shall be paid by the Seller;

      (b) it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents; and

      (c) if, during such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriters, a prospectus relating to the Offered Certificates is required by applicable law to be delivered in connection with sales thereof by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus Supplement, including Annex A-1, A-2, A-3, B and D thereto and the Diskette included therewith, with respect to any information relating to the Mortgage Loans or the Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus Supplement is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus Supplement, including Annex A-1, A-2, A-3, B and D thereto and the Diskette included therewith, with respect to any information relating to the Mortgage Loans or the Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement relates to the Seller, the Mortgage Loans listed on Exhibit A and/or any information relating to the same, as provided by the Seller), to the Underwriters such amendments or supplements to the Prospectus Supplement as may be necessary, so that the statements in the Prospectus Supplement as so amended or supplemented, including Annex A-1, A-2, A-3, B and D thereto and the Diskette included therewith, with respect to any information relating to the Mortgage Loans or the Seller, will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus Supplement, including Annex A-1, A-2, A-3, B and D thereto and the Diskette included therewith, with respect to any information relating to the Mortgage Loans or the Seller, will comply with applicable law. All terms used in this clause (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of September 14, 2006 among the Purchaser, the Seller and the Dealers (the "Indemnification Agreement").

      SECTION 6. Representations and Warranties.

      (a) The Seller represents and warrants to the Purchaser as of the Closing Date that:

            (i) it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

            (ii) it has the power and authority to own its property and to carry on its business as now conducted;

            (iii) it has the power to execute, deliver and perform this Agreement;

            (iv) it is duly qualified to transact business in the State of New York. The Seller is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

            (v) the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller's board of directors and will not violate or breach any provision of its organizational documents;

            (vi) this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

            (vii) there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller's obligations hereunder;

            (viii) it has no actual knowledge that any statement, report, officer's certificate or other document prepared and furnished or to be furnished by the Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by the Seller) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

            (ix) it is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of all of its obligations under this Agreement and the consummation by the Seller of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

            (x) it has either (A) not dealt with any Person (other than the Purchaser or the Dealers) that may be entitled to any commission or compensation in connection with the sale or purchase of the Mortgage Loans or entering into this Agreement or (B) paid in full any such commission or compensation;

            (xi) it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors; and

            (xii) for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser (or with respect to any Companion Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and the Paying Agent with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure which the Purchaser is required to provide with respect to the Seller in its capacity as a "sponsor" pursuant to Exhibit Y and Exhibit Z of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

      (b) The Purchaser represents and warrants to the Seller as of the Closing Date that:

            (i) it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

            (ii) it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

            (iii) it has the power and authority to own its property and to carry on its business as now conducted;

            (iv) it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser's property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

            (v) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and
      (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

            (vi) there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement; to the best of the Purchaser's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (vii) it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

            (viii) it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Dealers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

            (ix) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

            (x) it has not intentionally violated any provisions of the United States Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

      (c) The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section
2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

      (d) Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein.

      (e) Upon notice pursuant to Section 6(d) above, the Seller shall, not later than 90 days from the earlier of the Seller's receipt of the notice or, in the case of a Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the Seller's discovery of such Breach or Defect (the "Initial Resolution Period"),
(i) cure such Defect or Breach, as the case may be, in all material respects,
(ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing
Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that, if such Breach or Defect is capable of being cured but not within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the Seller shall have an additional 90 days commencing immediately upon the expiration of the Initial Resolution Period (the "Extended Resolution Period") to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above); and provided, further, that with respect to the Extended Resolution Period the Seller shall have delivered an officer's certificate to the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and such Mortgage Loan shall be repurchased or a Qualified Substitute Mortgage Loan substituted in lieu thereof without regard to the extended cure period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Trustee.

      If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then Seller shall not be required to repurchase such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(f) of the Pooling and Servicing Agreement.

      Any of the following will cause a document in the Mortgage File to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender's title insurance policy (or if the policy has not yet been issued, an original or copy of a "marked up" written commitment or the pro forma or specimen title insurance policy) called for by clause (ix) of the definition of "Mortgage File" in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender's title insurance policy, as provided in clause (ix) of the definition of "Mortgage File" in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender's title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within 18 months from the Closing Date.

      If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loans in the related Crossed Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

      The "Repurchase Price" with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term "Purchase Price" in the Pooling and Servicing Agreement.

      A "Qualified Substitute Mortgage Loan" with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

      A "Substitution Shortfall Amount" with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

      In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee's behalf, and
(iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee's behalf, in respect of such repurchased or replaced Mortgage Loans.

      (f) The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes or Assignment of Mortgage or the examination of the Mortgage Files.

      (g) Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in this Section 6. The Seller's obligation to cure any Breach or Defect or repurchase or substitute any affected Mortgage Loan pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller's breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

      SECTION 7. Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

      (a) Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

      (b) The Purchaser shall have received the following additional closing documents:

            (i) copies of the Seller's certificate of incorporation and by-laws, certified as of a recent date by the Assistant Secretary of the Seller;

            (ii) a certificate as of a recent date of the Secretary of State of the State of Delaware to the effect that the Seller is duly organized, existing and in good standing in the State of Delaware;

            (iii) an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that:

                  (A) the Seller is a corporation duly organized, validly
            existing and in good standing under the laws of the State of Delaware;

                  (B) the Seller has the corporate power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

                  (C) all necessary corporate or other action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors' laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

                  (D) the Seller's execution and delivery of, and the Seller's performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller's certificate of incorporation or by-laws or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of the property or assets of the Seller is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

                  (E) there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel's actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or
            (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

                  (F) no consent, approval, authorization, order, license,
            registration or qualification of or with the State of Delaware or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

            (iv) a letter from counsel of the Seller to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that the Prospectus Supplement as of the date thereof or as of the Closing Date contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

      (c) The Offered Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

      (d) The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

      (e) The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

      SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree. The parties hereto agree that time is of the essence with respect to this Agreement.

      SECTION 9. Expenses. The Seller will pay its pro rata share (the Seller's pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, any Free Writing Prospectus (as defined in the Indemnification Agreement), the Memoranda (as defined in the Indemnification Agreement) and any related 8-K Information (as defined in the Underwriting Agreement), or items similar to the 8-K Information, including the cost of obtaining any "comfort letters" with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, the Prospectus, the Memoranda and any Free Writing Prospectus, and the reproduction and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, the Prospectus, the Memoranda, any Free Writing Prospectus and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates and (ix) the reasonable fees and expenses of Thacher Proffitt & Wood, LLP, counsel to the Underwriters and Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

      SECTION 10. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

      SECTION 11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      SECTION 12. No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

      SECTION 13. Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations, including that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

      SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered, sent by facsimile transmission or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
Dennis Schuh, Vice President, telecopy number (212) 834-6593, (ii) in the case of the Seller, CIBC Inc., 300 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Real Estate Finance Group, telecopy number: (212) 667-5676 and
(iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

      SECTION 15. Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

      SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      SECTION 17. Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in
Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

      SECTION 18. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party's behalf.

      SECTION 19. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                                        * * * * * *

      IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP.



                                       By: /s/ Charles Y. Lee
                                          --------------------------------
                                          Name:  Charles Y. Lee
                                          Title: Vice President


                                    CIBC INC.



                                       By: /s/ Todd H. Roth
                                          --------------------------------
                                          Name:  Todd H. Roth
                                          Title: Authorized Signatory

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

         JPMCC 2006-CIBC16
         Mortgage Loan Schedule


Loan #   Mortgagor Name                                   Property Address                        City               State
------   ----------------------------------------------   -------------------------------------   ----------------   -------
     3   Lee Outlets LLC, Calhoun Outlets LLC,            Various                                 Various            Various
           Gaffney Outlets LLC
  3.01                                                    50 Water Street                         Lee                MA
  3.02                                                    1 Factory Shops Boulevard               Gaffney            SC
  3.03                                                    455 Belwood Road                        Calhoun            GA
     5   Portfolio Real Estate Englewood, LLC,            Various                                 Various            Various
         Portfolio Real Estate Sedgewick, LLC,
         Portfolio Sparks, LLC, Portfolio Real
         Estate South Attleboro, LLC, Portfolio Real
         Estate West Springfield, LLC, Portfolio
         Real Estate New Kensington, LLC, Portfolio
         Real Estate Palm Bay, LLC, Portfolio Real
         Estate Auburn Hills, LLC, Portfolio Real
         Estate Marysville, LLC, Portfolio Real
         Estate Columbus, LLC

  5.01                                                    2725, 2755 & 2690 Kirby Circle          Palm Bay           FL
                                                          Northeast
  5.02                                                    275 Rex Boulevard                       Auburn Hills       MI
  5.03                                                    11 Interstate Drive                     West Springfield   MA
  5.04                                                    115 Hunt Valley Drive                   New Kensington     PA
  5.05                                                    39 Perry Avenue                         Attleboro          MA
  5.06                                                    4051 Fondorf Drive                      Columbus           OH
  5.07                                                    12876 East Adam Aircraft Circle         Englewood          CO
  5.08                                                    3737 Midco Street                       Wichita            KS
  5.09                                                    16940 Square Drive                      Marysville         OH
   5.1                                                    1284 East Glendale Avenue               Sparks             NV
     7   Woodland Gardens MI LLC, Kingsley MI LLC,        Various                                 Various            MI
         The Lakes MI LLC, Canterbury Square MI LLC,
         Greentrees MI LLC, Southpointe Square MI LLC
  7.01                                                    25500 West 12 Mile Road                 Southfield         MI
  7.02                                                    2127 North Lovington Drive              Troy               MI
  7.03                                                    4805 Woodland Avenue                    Royal Oak          MI
  7.04                                                    34800 Moravian Drive                    Sterling Heights   MI
  7.05                                                    19880 Fort Street                       Riverview          MI
  7.06                                                    22520 West Road                         Woodhaven          MI
     8   Cityview Apartments Associates LP 1, LLLP        Various                                 Houston            TX
  8.01                                                    17050 Imperial Valley Drive             Houston            TX
  8.02                                                    535 Seminar Road                        Houston            TX
  8.03                                                    400 Greens Road                         Houston            TX
  8.04                                                    1100 Langwick Drive                     Houston            TX
  8.05                                                    17630 Wayforest Drive                   Houston            TX
  8.06                                                    17103 Imperial Valley Drive             Houston            TX
  8.07                                                    1000 Greens Road                        Houston            TX
  8.08                                                    501 Greens Road                         Houston            TX
    16   Avalon Oaks, LLC and River Oaks, LLC             Various                                 Columbus           OH
 16.01                                                    2299 River Oaks Drive                   Columbus           OH
 16.02                                                    1820 Holt Road                          Columbus           OH
    18   Oregon-DPP LLC                                   Various                                 Various            OR
 18.01                                                    17942 Southwest McEwan                  Lake Oswego        OR
 18.02                                                    1210 Northwest Johnson Street           Portland           OR
    19   Sequoia Frankford Springs, LP, Sequoia           3702 Frankford Road                     Dallas             TX
         Frankford Springs 1, LP, Sequoia Frankford
         Springs 2, LP, Sequoia Frankford Springs 3,
         LP, Sequoia Frankford Springs 4, LP,
         Sequoia Frankford Springs 5, LP, Sequoia
         Frankford Springs 6, LP, Sequoia Frankford
         Springs 7, LP, Sequoia Frankford Springs 8,
         LP, Sequoia Frankford Springs 9, LP,
         Sequoia Frankford Springs 10, LP, Sequoia
         Frankford Springs 11, LP, Sequoia Frankford
         Springs 12, LP, Sequoia Frankford Springs
         13, LP, Sequoia Frankford Springs 14, LP,
         Sequoia Frankford Springs 15, LP, Sequoia
         Frankford Springs 16, LP, Sequoia Frankford
         Springs 17, LP, Sequoia Frankford Springs
         18, LP, Sequoia Frankford Springs 19, LP
    20   2222 South Figueroa, LLC                         2222 South Figueroa Street              Los Angeles        CA
    22   FCSL Properties, LLC                             8787 Baypine Road                       Jacksonville       FL
    23   Fair Oaks Mall Acquisition, LLC                  2204 25th Street                        Columbus           IN
    25   100 East Alvin Drive LLC                         100 East Alvin Drive                    Salinas            CA
    27   NRFC Sub Investor II, LLC                        2222 West 2300 South                    West Valley City   UT
    30   San Pedro Properties                             1300 South San Pedro Street             Los Angeles        CA
    33   Suemandy Propreties, LLC and CMR                 121-331 Costco Way                      Saint Peters       MO
         Exchangepoint, LLC
    34   1097 North State, LLC                            1097 North State Street                 Hemet              CA
    35   Church Square Holdings, LLC                      7901 Euclid Avenue                      Cleveland          OH
    36   Prime Diamond Investment, Ltd.                   18325 Waterview Parkway                 Dallas             TX
    39   Redmond Plaza II L.L.C.                          23515 NE Novelty Hill                   Redmond            WA
    41   Sonora Plaza I, LLC                              708-764, 796, 808-824 East Mono Way     Sonora             CA
    43   5000 Sunset LLC                                  5000 West Sunset Boulevard              Los Angeles        CA
    45   AZG Northern LLC                                 Northwest Quadrant of 19th Avenue and   Phoenix            AZ

    48   P&N Enterprises, LLC                             39405 Fremont Boulevard                 Fremont            CA
    49   5080 California, LLC                             5080 California Avenue                  Bakersfield        CA
    53   Pine Tree Plaza LLC and Executive Mews           1930-1936 Marlton Pike East             Cherry Hill        NJ
           Phase 2 and 4 Associates LLC
    55   Pecan Square, Ltd.                               3350 Lombardy Lane                      Dallas             TX
    56   81 East 3 Street Realty, LLC                     81 East 3rd Street                      New York           NY
    57   5001 Joerns Drive, LLC and Overland Joerns,      5001 Joerns Drive                       Stevens Point      WI
         LLC
    60   Riverbank Realty, LP                             12261 Fondren Road                      Houston            TX
    61   Trail Plaza, LLC                                 1801-1919 West Hillsboro Boulevard      Deerfield Beach    FL
    63   222 West 37th Street Realty Corp.                222 West 37th Street                    New York           NY
    65   SFB Shops at Civic Center, L.L.C.                211, 235, 263 East Warner Road          Gilbert            AZ
    72   Dallas Bayou Bend, Ltd.                          3339 Lombardy Lane                      Dallas             TX
    73   DYK Partners, Inc.                               9420-9440 Cuyamaca Street               Santee             CA
    74   Beverly Robertson Design Plaza L.P.              8797 Beverly Boulevard                  West Hollywood     CA
    75   Winchester Business Park, L.C.                   1000 South 1680 West                    Orem               UT
    77   East Village Gardens Corp.                       151 East 3rd Street                     New York           NY
    78   Baldwin Legacy, LLC                              4751-4767 New Broad Street              Orlando            FL
    81   Forest Lake Facilities, LLC and Forest           1943 West Broadway Avenue               Forest Lake        MN
         Lake, MN Limited Partnership
    82   Lakeshore Plaza Holding, LLC                     22840 Lake Shore Boulevard              Euclid             OH
    86   Valley Investors, LLC                            7951 Winchester Road                    Memphis            TN
    87   Panama City Crossings, LLC                       845-855 East 23rd Street                Panama City        FL
    88   JNUPS1 LLC, JNUPS2 LLC, JNUPS3 LLC and           111 US Highway 301 South                Tampa              FL
         JNUPS4 LLC
    95   List Apopka, LLC                                 2823 West Orange Avenue                 Apopka             FL
   101   2 Saint Albans Circle Limited Liability          2-12 Saint Albans Avenue, 2 Saint       Newtown Square     PA
         Partnership                                      Albans Circle, 3610/3612 Chapel Road
   102   Immokalee Apartments, LLC                        601 West Delaware Avenue                Immokalee          FL
   108   Uptown University, LLC                           401-425 University Avenue               San Diego          CA
   109   Shoppes of Hunt Club, LLC                        510 Hunt Club Boulevard                 Apopka             FL
   116   RO Forest Park, L.L.C.                           12635 East Tidwell                      Houston            TX
   117   David A. Etchell LLC and Ann Campbell            925 - 949 East Lincoln Lane             Gardner            KS
         Etchell LLC



                                                                                                          Interest   Net Mortgage
Loan #    Zip Code   County          Property Name                                Size      Measure       Rate (%)   Interest Rate
------    --------   -------------   ------------------------------------------   -------   -----------   --------   -------------
     3    Various    Various         Prime Retail Outlets Portfolio                781184   Square Feet    5.79000         5.76900
  3.01       01238   Berkshire       Prime Outlets - Lee                           224607   Square Feet    5.79000
  3.02       29341   Cherokee        Prime Outlets - Gaffney                       302310   Square Feet    5.79000
  3.03       30701   Gordon          Prime Outlets - Calhoun                       254267   Square Feet    5.79000
     5    Various    Various         REPM Portfolio                               1623068   Square Feet    6.05700         6.03600
  5.01       32905   Brevard         2725, 2755 & 2690 Kirby Circle NE             231313   Square Feet    6.05700
  5.02       48326   Oakland         275 Rex Boulevard                             151200   Square Feet    6.05700
  5.03       01089   Hampden         11 Interstate Drive                           148000   Square Feet    6.05700
  5.04       15068   Westmoreland    115 Hunt Valley Drive                         200500   Square Feet    6.05700
  5.05       02703   Bristol         39 Perry Avenue                               456000   Square Feet    6.05700
  5.06       43228   Franklin        4051 Fondorf Drive                            151685   Square Feet    6.05700
  5.07       80112   Arapahoe        12876 East Adam Aircraft Circle                48790   Square Feet    6.05700
  5.08       67215   Sedgwick        3737 Midco Street                              73740   Square Feet    6.05700
  5.09       43040   Union           16940 Square Drive                            130044   Square Feet    6.05700
   5.1       89431   Washoe          1284 East Glendale Avenue                      31796   Square Feet    6.05700
     7    Various    Various         Lightstone Michigan Multifamily Portfolio       1947   Units          6.10000         6.07900
  7.01       48034   Oakland         The Lakes                                        434   Units          6.10000
  7.02       48083   Oakland         Canterbury Square                                336   Units          6.10000
  7.03       48073   Oakland         Woodland Gardens                                 337   Units          6.10000
  7.04       48312   Macomb          Kingsley                                         328   Units          6.10000
  7.05       48193   Wayne           Greentrees                                       288   Units          6.10000
  7.06       48183   Wayne           Southpointe Square                               224   Units          6.10000
     8       77060   Harris          City View Portfolio 1                           2712   Units          6.18000         6.15900
  8.01       77060   Harris          Biscayne                                         560   Units          6.18000
  8.02       77060   Harris          Breckenridge                                     509   Units          6.18000
  8.03       77060   Harris          CityView West                                    286   Units          6.18000
  8.04       77060   Harris          Crescent                                         282   Units          6.18000
  8.05       77060   Harris          Augusta                                          268   Units          6.18000
  8.06       77060   Harris          Amherst                                          310   Units          6.18000
  8.07       77060   Harris          Salado                                           318   Units          6.18000
  8.08       77060   Harris          Durham                                           179   Units          6.18000
    16       43228   Franklin        Avalon and River Oaks Apartments Portfolio       523   Units          6.22000         6.19900
 16.01       43228   Franklin        River Oaks Apartments                            288   Units          6.22000
 16.02       43228   Franklin        Avalon Apartments                                235   Units          6.22000
    18    Various    Various         24 Hour Fitness Portfolio                     103339   Square Feet    6.15000         6.12900
 18.01       97035   Washington      17942 Southwest McEwan                         66339   Square Feet    6.15000
 18.02       97209   Multnomah       1210 Northwest Johnson Street                  37000   Square Feet    6.15000
    19       75287   Denton          Marquis at Frankford Springs                     332   Units          6.30000         6.27900
    20       90007   Los Angeles     Texere Plaza                                   45540   Square Feet    6.22000         6.19900
    22       32256   Duval           Florida Coastal School of Law                 220000   Square Feet    6.33000         6.30900
    23       47201   Bartholomew     Fair Oaks Mall                                357176   Square Feet    6.63000         6.60900
    25       93906   Monterey        100 East Alvin Drive                          124935   Square Feet    6.20000         6.17900
    27       84119   Salt Lake       USDA - Salt Lake City                         117553   Square Feet    5.16000         5.13900
    30       90015   Los Angeles     American Garment Center                        40952   Square Feet    6.21000         6.18900
    33       63376   Saint Charles   Crossing at Mid Rivers                         93985   Square Feet    6.02000         5.99900
    34       92543   Riverside       Desert Palms MHP                                 408   Pads           6.11000         6.08900
    35       44103   Cuyahoga        Church Square                                 109547   Square Feet    6.52000         6.49900
    36       75252   Collin          PAJ-Waterview Plaza                           224034   Square Feet    5.87000         5.84900
    39       98053   King            Redmond Plaza                                  41058   Square Feet    6.10000         6.07900
    41       95370   Tuolumne        Sonora Plaza                                  131430   Square Feet    5.87000         5.84900
    43       90027   Los Angeles     5000 West Sunset Boulevard                     51970   Square Feet    6.16000         6.13900
    45       85021   Maricopa        19th Avenue and Northern Avenue                83064   Square Feet    6.02000         5.99900
    48       94538   Alameda         Crossroads Shopping Center                     36576   Square Feet    6.13000         6.10900
    49       93309   Kern            5080 California Avenue                         97808   Square Feet    6.22000         6.19900
    53       08003   Camden          Cherry Hill Executive Office Mews             109762   Square Feet    6.25000         6.22900
    55       75220   Dallas          Pecan Square Apartments                          440   Units          6.14000         6.11900
    56       10003   New York        81 East 3rd Street                                99   Beds           6.23000         6.20900
    57       54481   Portage         Sunrise Medical                               314528   Square Feet    6.26000         6.23900
    60       77035   Harris          Riverbank Apartments                             320   Units          5.73000         5.70900
    61       33442   Broward         Trail Plaza                                    81848   Square Feet    5.47000         5.44900
    63       10018   New York        222 West 37th Street                           49290   Square Feet    6.39000         6.36900
    65       85296   Maricopa        The Shops at Civic Center                      25681   Square Feet    6.46000         6.39900
    72       75220   Dallas          Bayou Bend Apartments                            308   Units          6.04000         6.01900
    73       92071   San Diego       Mission Creek                                  63987   Square Feet    6.28000         6.25900
    74       90048   Los Angeles     Beverly Robertson Design Plaza                 23747   Square Feet    6.05000         6.02900
    75       84058   Utah            Winchester Business Park                      148000   Square Feet    6.58000         6.55900
    77       10009   New York        151 East 3rd Street                               28   Units          5.85000         5.82900
    78       32814   Orange          Baldwin Park Village Center B-1                30848   Square Feet    6.09000         6.06900
    81       55025   Washington      Home Depot - Forest Lake                       95841   Square Feet    6.05000         6.02900
    82       44123   Cuyahoga        Lakeshore Plaza                                80375   Square Feet    6.41000         6.38900
    86       38125   Shelby          Sportsman's Warehouse                          49548   Square Feet    6.27000         6.24900
    87       32405   Bay             Panama City Crossing                           23912   Square Feet    6.22000         6.19900
    88       33619   Hillsborough    UPS Service Center                             98400   Square Feet    6.32000         6.29900
    95       32703   Orange          2823 West Orange Avenue                       109513   Square Feet    6.43000         6.40900
   101       19073   Delaware        St. Albans Square                              19680   Square Feet    6.34000         6.31900
   102       34142   Collier         Immokalee Apartments                             100   Units          5.97000         5.94900
   108       92103   San Diego       University Retail and Apartments                8655   Square Feet    6.27000         6.15900
   109       32703   Seminole        Shoppes of Hunt Club                            8439   Square Feet    6.18000         6.15900
   116       77044   Harris          Forest Park Apartments                           120   Units          6.41000         6.38900
   117       66030   Johnson         New Century Retail Plaza                       12064   Square Feet    6.09000         6.06900


                                                                                   Monthly
         Original      Cutoff               Rem.   Maturity/A   Amort.   Rem.      Debt      Servicing
Loan #   Balance       Balance       Term   Term   RD Date      Term     Amort.    Service   Fee Rate    Accrual Type   ARD (Y/N)
------   -----------   -----------   ----   ----   ----------   ------   ------    -------   ---------   ------------   ---------
     3   114,720,000   114,720,000    120    120   09/01/16        360      360    672,393               Actual/360     No
  3.01    53,920,000    53,920,000    120    120   09/01/16        360      360                                         No
  3.02    39,200,000    39,200,000    120    120   09/01/16        360      360                                         No
  3.03    21,600,000    21,600,000    120    120   09/01/16        360      360                                         No
     5    86,680,000    86,680,000    120    117   06/01/16        360      360    515,832               Actual/360     No
  5.01    15,600,000    15,600,000    120    117   06/01/16        360      360                                         No
  5.02    13,416,000    13,416,000    120    117   06/01/16        360      360                                         No
  5.03    11,360,000    11,360,000    120    117   06/01/16        360      360                                         No
  5.04     9,920,000     9,920,000    120    117   06/01/16        360      360                                         No
  5.05     8,752,000     8,752,000    120    117   06/01/16        360      360                                         No
  5.06     7,120,000     7,120,000    120    117   06/01/16        360      360                                         No
  5.07     6,800,000     6,800,000    120    117   06/01/16        360      360                                         No
  5.08     6,720,000     6,720,000    120    117   06/01/16        360      360                                         No
  5.09     5,200,000     5,200,000    120    117   06/01/16        360      360                                         No
   5.1     1,792,000     1,792,000    120    117   06/01/16        360      360                                         No
     7    80,000,000    80,000,000    120    118   07/01/16        360      360    484,796               Actual/360     No
  7.01    21,000,000    21,000,000    120    118   07/01/16        360      360                                         No
  7.02    16,035,000    16,035,000    120    118   07/01/16        360      360                                         No
  7.03    13,750,000    13,750,000    120    118   07/01/16        360      360                                         No
  7.04    12,985,000    12,985,000    120    118   07/01/16        360      360                                         No
  7.05     8,780,000     8,780,000    120    118   07/01/16        360      360                                         No
  7.06     7,450,000     7,450,000    120    118   07/01/16        360      360                                         No
     8    72,800,000    72,763,482    120    119   08/01/16        420      419    423,935               Actual/360     No
  8.01    14,895,930    14,888,458    120    119   08/01/16        420      419                                         No
  8.02    10,050,170    10,045,129    120    119   08/01/16        420      419                                         No
  8.03     9,747,310     9,742,421    120    119   08/01/16        420      419                                         No
  8.04     8,623,540     8,619,214    120    119   08/01/16        420      419                                         No
  8.05     8,113,460     8,109,390    120    119   08/01/16        420      419                                         No
  8.06     7,555,560     7,551,770    120    119   08/01/16        420      419                                         No
  8.07     7,446,000     7,442,265    120    119   08/01/16        420      419                                         No
  8.08     6,368,030     6,364,836    120    119   08/01/16        420      419                                         No
    16    28,390,000    28,390,000    120    117   06/01/16        360      360    174,249               Actual/360     No
 16.01    16,165,000    16,165,000    120    117   06/01/16        360      360                                         No
 16.02    12,225,000    12,225,000    120    117   06/01/16        360      360                                         No
    18    22,750,000    22,750,000    120    119   08/01/16        360      360    138,599               Actual/360     No
 18.01    14,000,000    14,000,000    120    119   08/01/16        360      360                                         No
 18.02     8,750,000     8,750,000    120    119   08/01/16        360      360                                         No
    19    21,400,000    21,400,000    120    118   07/01/16        360      360    132,460               Actual/360     No
    20    20,000,000    20,000,000    120    119   08/01/16        360      360    122,753               Actual/360     No
    22    17,625,000    17,625,000    120    120   09/01/16        300      300    117,140               Actual/360     No
    23    17,500,000    17,460,535    120    118   07/01/16        300      298    119,587               Actual/360     No
    25    17,000,000    16,979,142    120    119   08/01/16        300      299    111,619               Actual/360     No
    27    17,000,000    16,669,803     84     72   09/01/12        300      288    100,971               Actual/360     No
    30    15,400,000    15,387,931    120    119   08/01/16        360      359     94,420               Actual/360     No
    33    14,000,000    14,000,000    120    118   07/01/16        360      360     84,117               Actual/360     No
    34    14,000,000    13,977,400    120    118   07/01/16        360      358     84,930               Actual/360     No
    35    13,450,000    13,450,000    120    120   09/01/16        360      360     85,190               Actual/360     No
    36    13,500,000    13,328,634    120    114   03/01/16        240      234     95,708               Actual/360     No
    39    12,250,000    12,234,669    120    119   08/01/16        300      299     79,677               Actual/360     No
    41    10,850,000    10,850,000    120    115   04/01/16        360      360     64,147               Actual/360     No
    43    10,750,000    10,750,000    120    118   07/01/16        360      360     65,562               Actual/360     No
    45    10,500,000    10,500,000    120    118   07/01/16        360      360     63,088               Actual/360     No
    48     9,800,000     9,800,000    120    120   09/01/16        360      360     59,578               Actual/360     No
    49     9,800,000     9,775,187    120    117   06/01/16        360      357     60,149               Actual/360     No
    53     9,200,000     9,200,000    120    119   08/01/16        360      360     56,646               Actual/360     No
    55     9,050,000     9,050,000     60     55   04/01/11        360      360     55,077               Actual/360     No
    56     9,000,000     8,992,985    120    119   08/01/16        360      359     55,298               Actual/360     No
    57     8,960,000     8,960,000    120    119   08/01/16        360      360     55,227               Actual/360     No
    60     8,600,000     8,558,624    120    115   04/01/16        360      355     50,078               Actual/360     No
    61     8,500,000     8,483,832     90     76   01/01/13        360      358     48,102               Actual/360     No
    63     8,300,000     8,293,808    120    119   08/01/16        360      359     51,863               Actual/360     No
    65     7,750,000     7,750,000    120    120   09/01/16        360      360     48,782               Actual/360     No
    72     6,750,000     6,750,000     60     54   03/01/11        360      360     40,643               Actual/360     No
    73     6,500,000     6,500,000    120    118   07/01/16        360      360     40,149               Actual/360     No
    74     6,500,000     6,489,339    120    118   07/01/16        360      358     39,180               Actual/360     No
    75     6,415,000     6,415,000    120    118   07/01/16        360      360     40,885               Actual/360     No
    77     6,000,000     6,000,000    120    120   09/01/16        360      360     35,396               Actual/360     No
    78     6,000,000     6,000,000    120    120   09/01/16        360      360     36,321               Actual/360     No
    81     5,750,000     5,740,569    120    118   07/01/16        360      358     34,659               Actual/360     No
    82     5,550,000     5,550,000    120    118   07/01/16        360      360     34,752               Actual/360     No
    86     5,300,000     5,291,805    120    118   07/01/16        360      358     32,702               Actual/360     No
    87     5,080,000     5,080,000    120    119   08/01/16        360      360     31,179               Actual/360     No
    88     5,000,000     5,000,000    120    118   07/01/16          0        0     26,699               Actual/360     No
    95     4,200,000     4,200,000    120    120   09/01/16        300      300     28,175               Actual/360     No
   101     3,631,000     3,631,000    120    116   05/01/16        360      360     22,570               Actual/360     No
   102     3,400,000     3,367,462    120    110   11/01/15        360      350     20,319               Actual/360     No
   108     3,000,000     2,997,687    120    119   08/01/16        360      359     18,511               Actual/360     No
   109     2,850,000     2,847,748    120    119   08/01/16        360      359     17,418               Actual/360     No
   116     2,500,000     2,493,955    120    117   06/01/16        360      357     15,654               Actual/360     No
   117     2,023,000     2,014,033    120    115   04/01/16        360      355     12,246               Actual/360     No



         ARD Step                       Crossed   Originator/                                            Letter of
Loan #   Up (%)     Title Type          Loan      Loan Seller   Guarantor                                Credit
------   --------   -----------------   -------   -----------   --------------------------------------   -----------------------
     3              Fee and Leasehold             CIBC          Prime Outlets Acquisition Company LLC    No
  3.01              Fee                           CIBC                                                   No
  3.02              Leasehold                     CIBC                                                   No
  3.03              Fee                           CIBC                                                   No
     5              Fee                           CIBC          Menashe Frankel, Yecheskel Frankel       No
  5.01              Fee                           CIBC                                                   No
  5.02              Fee                           CIBC                                                   No
  5.03              Fee                           CIBC                                                   No
  5.04              Fee                           CIBC                                                   No
  5.05              Fee                           CIBC                                                   No
  5.06              Fee                           CIBC                                                   No
  5.07              Fee                           CIBC                                                   No
  5.08              Fee                           CIBC                                                   No
  5.09              Fee                           CIBC                                                   No
   5.1              Fee                           CIBC                                                   No
     7              Fee                           CIBC          Lightstone Holdings LLC                  No
  7.01              Fee                           CIBC                                                   No
  7.02              Fee                           CIBC                                                   No
  7.03              Fee                           CIBC                                                   No
  7.04              Fee                           CIBC                                                   No
  7.05              Fee                           CIBC                                                   No
  7.06              Fee                           CIBC                                                   No
     8              Fee                           CIBC          Allen Gross                              No
  8.01              Fee                           CIBC                                                   No
  8.02              Fee                           CIBC                                                   No
  8.03              Fee                           CIBC                                                   No
  8.04              Fee                           CIBC                                                   No
  8.05              Fee                           CIBC                                                   No
  8.06              Fee                           CIBC                                                   No
  8.07              Fee                           CIBC                                                   No
  8.08              Fee                           CIBC                                                   No
    16              Fee                           CIBC          Pincus Rand, Joseph Sheena               No
 16.01              Fee                           CIBC                                                   No
 16.02              Fee                           CIBC                                                   No
    18              Fee                           CIBC          Dorn-Platz Properties, Inc.              No
 18.01              Fee                           CIBC                                                   No
 18.02              Fee                           CIBC                                                   No
    19              Fee                           CIBC          Donald G. Behunin, Joseph W. Plotnick,   No
                                                                Knaus Revocable Living Trust u/a
                                                                12/18/04, Bononzo Family Trust u/a
                                                                8/26/99, Brian T. and Amelia M.
                                                                Barlett, Brain D. and Mary Ann
                                                                Beitler, August T. and Karen R.
                                                                Carniglia, Neil C. and Wanda M.
                                                                McFall, The Knight Woodward Family
                                                                Living Trust, The Stanley C. Niemerski
                                                                Family Trust u/a dtd 2/17/92, The
                                                                Chris Steiner Trust u/a dtd 5/03/01,
                                                                A&E Hacienda, LLC, John S. Ray, Ronald
                                                                L. Kerwood, The Howard L. Hertz Trust
                                                                u/a dtd 5/13/96, Gina Sadowski, Juliet
                                                                Burnes, Donald A. Humphrey Revocable
                                                                Trust William C. Blatchley, Jr.
    20              Fee                           CIBC          Daryoush Dayan                           No
    22              Fee                           CIBC          Florida Coastal School of Law, Inc.      No
    23              Fee                           CIBC          Menashe Frankel, Yecheskel Frankel,      No
                                                                Fair Oaks Mall Acquisition, LLC
    25              Fee                           CIBC          C.W. Swenson, Inc.                       No
    27              Fee                           CIBC          NRFC NNN Holdings, LLC                   No
    30              Fee                           CIBC          Kamram Gharibian, Nouri Nehorai,         No
                                                                Hersel Rahbarbour
    33              Fee                           CIBC          Paul Daneshrad, Parham Farahnik          No
    34              Fee                           CIBC          Allen Alevy                              No
    35              Fee                           CIBC          Jeffrey Fields and Allison Fields        No
    36              Fee                           CIBC          Felix Y. Chen                            No
    39              Fee                           CIBC          Jeffrey K. Woodbury, Marc D. Wilson,     No
                                                                Scott W. Thornton
    41              Fee                           CIBC          Stephen B. Jaeger, Preston Cook          No
    43              Fee                           CIBC          Daryoush Dayan                           No
    45              Fee                           CIBC          David Benson, Daniel Shreeve, Daniel     No
                                                                Wardrop
    48              Fee                           CIBC          Calvin Phan, Jennica Nguyen              No
    49              Fee                           CIBC          Kevin P. Kaseff                          No
    53              Fee                           CIBC          RAIT Investment Trust                    No
    55              Fee                           CIBC          Barry S. Nussbaum                        No
    56              Fee                           CIBC          Abraham Lokshin, Naum Lokshin, Simon     No
                                                                Fouladian
    57              Fee                           CIBC          Raymond Levy, Daniel Levy                No
    60              Fee                           CIBC          Allen Gross                              No
    61              Fee                           CIBC          James L. Case                            No
    63              Fee                           CIBC          Demetrios James Elias                    No
    65              Fee                           CIBC          Stefan Boros                             No
    72              Fee                           CIBC          Barry S. Nussbaum                        No
    73              Fee                           CIBC          Kazuyo M. Nerio                          No
    74              Fee and Leasehold             CIBC          Moussa Shaaya, Houshang Shabani,         No
                                                                Hanina Mathalon
    75              Fee                           CIBC          Gary R. Brinton                          No
    77              Fee                           CIBC          Abraham Lokshin, Naum Lokshin            No
    78              Fee                           CIBC          Lee J. Maher, Charles Whittall           No
    81              Fee                           CIBC          John Callahan, Paul Green, Walter R.     No
                                                                Samuels, Charles Yassky
    82              Fee                           CIBC          Jeffrey Fields, Allison Fields           No
    86              Fee                           CIBC          Mark W. Lasher, Scott R. Lasher          No
    87              Fee                           CIBC          Myles H. Wilkinson, Todd H. Snyder       No
    88              Fee                           CIBC          Jacob Neiss                              No
    95              Fee                           CIBC          Herbert A. List, Jr.                     No
   101              Fee                           CIBC          Michael Spaeder, William Spaeder         No
   102              Fee                           CIBC          Andrew J. Niewiarowski, Jeffrey L.       No
                                                                Bernstein, Susan Wiemeler
   108              Fee                           CIBC          Farschin Samimi                          No
   109              Fee                           CIBC          Lee J. Maher, Charles Whittall           No
   116              Fee                           CIBC          Harry Bookey                             No
   117              Fee                           CIBC          David A. Etchell, Ann Campbell Etchell   No


                                                     UPFRONT ESCROW

         ----------------------------------------------------------------------------------------------------------
         Upfront         Upfront Eng.   Upfront          Upfront TI/LC   Upfront RE    Upfront Ins.   Upfront Other
Loan #   CapEx Reserve   Reserve        Envir. Reserve   Reserve         Tax Reserve   Reserve        Reserve
------   -------------   ------------   --------------   -------------   -----------   ------------   -------------
     3            0.00           0.00             0.00    1,972,481.00   1,042,469.42     76,529.97            0.00
  3.01
  3.02
  3.03
     5            0.00       2,500.00             0.00      500,000.00     56,171.91      56,651.59            0.00
  5.01
  5.02
  5.03
  5.04
  5.05
  5.06
  5.07
  5.08
  5.09
   5.1
     7            0.00   1,872,599.00             0.00            0.00    200,280.92      92,779.86    1,650,000.00
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
     8       45,200.00           0.00             0.00            0.00    921,987.30     604,323.89    1,650,000.00
  8.01
  8.02
  8.03
  8.04
  8.05
  8.06
  8.07
  8.08
    16            0.00           0.00             0.00            0.00          0.00      19,159.50            0.00
 16.01
 16.02
    18          861.16           0.00             0.00        2,083.33    111,879.72      10,188.83      152,297.95
 18.01
 18.02
    19        4,842.00           0.00             0.00            0.00    443,333.33      20,130.68      535,000.00
    20       30,000.00           0.00             0.00       60,000.00     68,654.50      17,932.25    1,000,000.00
    22        4,400.00           0.00             0.00            0.00    124,848.00      29,616.00
    23       10,834.00      38,750.00             0.00      416,667.00    136,666.67      54,780.00      445,000.00
    25            0.00           0.00             0.00            0.00     37,670.26       4,480.00            0.00
    27        1,959.00      26,500.00             0.00            0.00    189,686.00      12,586.67            0.00
    30          512.00           0.00             0.00        5,625.00    110,196.00       8,462.25            0.00
    33        1,175.00           0.00             0.00      508,712.00    124,830.75       4,978.75            0.00
    34        2,179.17           0.00             0.00            0.00     73,385.00      54,983.08      129,600.00
    35        2,465.00           0.00             0.00        4,167.00     18,306.56       5,129.83        8,083.33
    36        2,614.00           0.00             0.00        8,333.00     81,080.15      14,602.33            0.00
    39            0.00           0.00             0.00            0.00     32,669.00           0.00       17,430.00
    41        2,081.00           0.00             0.00        6,250.00     17,537.33      28,899.84            0.00
    43          860.00           0.00             0.00      100,000.00     42,597.10      11,098.08            0.00
    45       35,000.00           0.00             0.00      100,000.00     99,897.00      10,747.92      161,188.00
    48          457.00      32,325.00             0.00       37,917.00     60,859.75       5,374.00            0.00
    49        1,630.00           0.00             0.00        8,151.00     27,021.54      19,530.75            0.00
    53      250,000.00      29,125.00             0.00            0.00     24,120.00      28,861.50            0.00
    55      314,121.21           0.00             0.00            0.00    109,445.00      83,333.33            0.00
    56            0.00           0.00             0.00            0.00     70,552.59       4,339.01            0.00
    57            0.00           0.00             0.00        2,083.33          0.00           0.00            0.00
    60        6,667.00           0.00             0.00            0.00     62,347.50      86,666.67            0.00
    61        1,023.00           0.00             0.00      150,000.00    161,416.73      18,726.42      441,208.34
    63       13,732.00      44,858.00             0.00        4,167.00     57,614.00      74,369.75            0.00
    65          321.00           0.00             0.00        1,070.00     29,069.33       1,591.75      182,318.50
    72      162,663.46           0.00             0.00            0.00     61,687.11      84,541.25            0.00
    73      100,000.00       2,625.00             0.00            0.00     44,726.50       4,453.00            0.00
    74          395.75           0.00             0.00            0.00     17,884.42       6,514.50            0.00
    75        1,850.00     125,000.00             0.00        2,000.00     31,559.32       3,056.67      590,000.00
    77            0.00           0.00             0.00            0.00    105,853.67      13,076.07            0.00
    78          386.09           0.00             0.00       50,000.00     88,176.00       2,315.25       67,275.00
    81        1,186.00           0.00             0.00            0.00          0.00           0.00            0.00
    82      401,005.00           0.00             0.00        4,000.00     46,011.47       3,010.00            0.00
    86            0.00           0.00             0.00            0.00          0.00           0.00            0.00
    87          283.00           0.00             0.00            0.00     45,634.42       8,106.63       90,000.00
    88            0.00           0.00             0.00            0.00          0.00           0.00            0.00
    95          912.59      37,688.00             0.00            0.00          0.00           0.00            0.00
   101          248.75           0.00             0.00        2,746.42     14,826.10       1,939.00            0.00
   102        2,083.33           0.00             0.00            0.00      5,253.48      12,468.25            0.00
   108          337.17           0.00             0.00          720.41     22,633.82       3,759.50            0.00
   109          105.50           0.00             0.00       15,000.00     25,666.67       1,938.42            0.00
   116        2,500.00      67,813.00             0.00            0.00     46,763.08      31,465.88            0.00
   117          151.00           0.00             0.00          704.00      3,000.00       1,117.50       63,790.00



                                  MONTHLY ESCROW

         -------------------------------------------------------------------
         Monthly    Monthly                   Monthly     Monthly    Monthly
         Capex      Envir.    Monthly         RE Tax      Ins.       Other     Grace    Lockbox                           Defeasance
Loan #   Reserve    Reserve   TI/LC Reserve   Reserve     Reserve    Reserve   Period   In-place   Property Type          Permitted
------   --------   -------   -------------   ---------   --------   -------   ------   --------   --------------------   ----------
     3    9764.83      0.00            0.00   138840.90   12754.99      0.00        7   No         Retail                 Yes
  3.01                                                                              7   No         Retail
  3.02                                                                              7   No         Retail
  3.03                                                                              7   No         Retail
     5    8115.00      0.00        12173.00     8024.56    7383.08      0.00        7   Yes        Industrial             Yes
  5.01                                                                              7   Yes        Industrial
  5.02                                                                              7   Yes        Industrial
  5.03                                                                              7   Yes        Industrial
  5.04                                                                              7   Yes        Industrial
  5.05                                                                              7   Yes        Industrial
  5.06                                                                              7   Yes        Industrial
  5.07                                                                              7   Yes        Industrial
  5.08                                                                              7   Yes        Industrial
  5.09                                                                              7   Yes        Industrial
   5.1                                                                              7   Yes        Industrial
     7   50854.02      0.00            0.00   200280.92   23194.97      0.00        7   No         Multifamily            Yes
  7.01                                                                              7   No         Multifamily
  7.02                                                                              7   No         Multifamily
  7.03                                                                              7   No         Multifamily
  7.04                                                                              7   No         Multifamily
  7.05                                                                              7   No         Multifamily
  7.06                                                                              7   No         Multifamily
     8   45200.00      0.00            0.00   102443.03   67501.86      0.00        7   No         Multifamily            Yes
  8.01                                                                              7   No         Multifamily
  8.02                                                                              7   No         Multifamily
  8.03                                                                              7   No         Multifamily
  8.04                                                                              7   No         Multifamily
  8.05                                                                              7   No         Multifamily
  8.06                                                                              7   No         Multifamily
  8.07                                                                              7   No         Multifamily
  8.08                                                                              7   No         Multifamily
    16    8717.00      0.00            0.00    61928.06    9579.75      0.00        7   No         Multifamily            Yes
 16.01                                                                              7   No         Multifamily
 16.02                                                                              7   No         Multifamily
    18     861.16      0.00         2083.33    10170.88    2888.83      0.00        7   No         Retail                 Yes
 18.01                                                                              7   No         Retail
 18.02                                                                              7   No         Retail
    19    4842.00      0.00            0.00    55416.67    6710.23      0.00        7   No         Multifamily            Yes
    20       0.00      0.00            0.00     8581.81    2561.75      0.00        7   No         Mixed Use              Yes
    22    4400.00      0.00            0.00    31212.00    6593.58      0.00        7   No         Office                 Yes
    23   10834.00      0.00        16667.00    34166.67    5478.00      0.00        7   No         Retail                 Yes
    25       0.00      0.00            0.00     6278.38     896.00      0.00        7   No         Office                 Yes
    27    1959.00      0.00            0.00    15807.17    2117.67      0.00        7   No         Office                 Yes
    30     512.00      0.00         5625.00    13774.50     940.25      0.00        7   No         Retail                 Yes
    33    1175.00      0.00            0.00    13870.08    1659.58      0.00        7   No         Retail                 Yes
    34    2179.17      0.00            0.00    14677.00    5494.42      0.00        7   No         Manufactured Housing   Yes
    35    2465.00      0.00         4167.00     4576.64    1648.83      0.00        7   No         Retail                 Yes
    36    2614.00      0.00         8333.00    20270.04    3650.58      0.00        7   No         Office                 Yes
    39       0.00      0.00            0.00     5444.83       0.00      0.00        7   No         Retail                 Yes
    41    2081.00      0.00         6250.00     8768.67    2329.25      0.00        7   No         Retail                 Yes
    43     860.00      0.00            0.00     6085.30    1008.92      0.00        7   No         Office                 Yes
    45       0.00      0.00            0.00    16649.50    1535.42      0.00        7   No         Retail                 Yes
    48     457.00      0.00         2917.00     8694.25    1791.33      0.00        7   No         Retail                 Yes
    49    1630.00      0.00         8151.00     6755.39    2170.08      0.00        7   No         Office                 Yes
    53    1831.43      0.00         6666.67    24120.00    3206.83      0.00        7   No         Office                 Yes
    55    8250.00      0.00            0.00    21889.00   10416.67      0.00        7   No         Multifamily            No
    56       0.00      0.00            0.00    23517.53    1295.09      0.00        7   No         Multifamily            Yes
    57       0.00      0.00         2083.33        0.00       0.00      0.00        7   No         Industrial             Yes
    60    6667.00      0.00            0.00    12469.50    6666.67      0.00        7   No         Multifamily            Yes
    61    1023.00      0.00            0.00    16141.67    3706.91      0.00        7   No         Retail                 Yes
    63    1232.00      0.00         4167.00    19204.67    5720.75      0.00        7   No         Office                 Yes
    65     321.00      0.00         1070.00     3633.67     530.58      0.00        7   No         Retail                 Yes
    72    6673.00      0.00            0.00    15421.78    5636.08      0.00        7   No         Multifamily            No
    73     799.83      0.00            0.00     8945.30     371.08      0.00        7   No         Retail                 Yes
    74     395.75      0.00            0.00     2554.92     723.83      0.00        7   No         Office                 Yes
    75    1850.00      0.00         2000.00     3155.93     764.17      0.00        7   No         Industrial             Yes
    77       0.00      0.00            0.00    26463.42    1174.98      0.00        7   No         Multifamily            Yes
    78     386.09      0.00         4167.00     7348.00     771.75      0.00        7   No         Office                 Yes
    81    1186.00      0.00            0.00        0.00       0.00      0.00        7   No         Retail                 Yes
    82    1005.00      0.00         4000.00     5751.43    1003.33      0.00        7   No         Retail                 Yes
    86       0.00      0.00            0.00        0.00       0.00      0.00        7   No         Retail                 Yes
    87     283.00      0.00            0.00     4148.58    2609.02      0.00        7   No         Retail                 Yes
    88       0.00      0.00            0.00        0.00       0.00      0.00        7   No         Office                 Yes
    95     912.59      0.00            0.00        0.00       0.00      0.00        7   No         Industrial             No
   101     248.75      0.00         3119.44     2121.40     484.75      0.00        7   No         Office                 Yes
   102    2083.33      0.00            0.00     2626.74    4156.08      0.00        7   No         Multifamily            Yes
   108     337.17      0.00          720.41     3772.30    1253.17      0.00        7   No         Mixed Use              Yes
   109     105.50      0.00         2500.00     2333.33     276.92      0.00        7   No         Retail                 Yes
   116    2500.00      0.00            0.00     6680.44    2262.36      0.00        7   No         Multifamily            Yes
   117     151.00      0.00          704.00     3000.00     223.50      0.00        7   No         Retail                 Yes




                    MONTHLY ESCROW


                                   Final      Remaining
         Interest          Loan    Maturity   Amortization Term
Loan #   Accrual Period    Group   Date       for Balloon Loans
------   --------------    -----   --------   -----------------
     3   Actual/360            1                            360
  3.01                         1                            360
  3.02                         1                            360
  3.03                         1                            360
     5   Actual/360            1                            360
  5.01                         1                            360
  5.02                         1                            360
  5.03                         1                            360
  5.04                         1                            360
  5.05                         1                            360
  5.06                         1                            360
  5.07                         1                            360
  5.08                         1                            360
  5.09                         1                            360
   5.1                         1                            360
     7   Actual/360            2                            360
  7.01                         2                            360
  7.02                         2                            360
  7.03                         2                            360
  7.04                         2                            360
  7.05                         2                            360
  7.06                         2                            360
     8   Actual/360            2                            420
  8.01                         2                            420
  8.02                         2                            420
  8.03                         2                            420
  8.04                         2                            420
  8.05                         2                            420
  8.06                         2                            420
  8.07                         2                            420
  8.08                         2                            420
    16   Actual/360            2                            360
 16.01                         2                            360
 16.02                         2                            360
    18   Actual/360            1                            360
 18.01                         1                            360
 18.02                         1                            360
    19   Actual/360            2                            360
    20   Actual/360            1                            360
    22   Actual/360            1                            300
    23   Actual/360            1                            300
    25   Actual/360            1                            300
    27   Actual/360            1                            300
    30   Actual/360            1                            360
    33   Actual/360            1                            360
    34   Actual/360            2                            360
    35   Actual/360            1                            360
    36   Actual/360            1                            240
    39   Actual/360            1                            300
    41   Actual/360            1                            360
    43   Actual/360            1                            360
    45   Actual/360            1                            360
    48   Actual/360            1                            360
    49   Actual/360            1                            360
    53   Actual/360            1                            360
    55   Actual/360            2                            360
    56   Actual/360            2                            360
    57   Actual/360            1                            360
    60   Actual/360            2                            360
    61   Actual/360            1                            360
    63   Actual/360            1                            360
    65   Actual/360            1                            360
    72   Actual/360            2                            360
    73   Actual/360            1                            360
    74   Actual/360            1                            360
    75   Actual/360            1                            360
    77   Actual/360            2                            360
    78   Actual/360            1                            360
    81   Actual/360            1                            360
    82   Actual/360            1                            360
    86   Actual/360            1                            360
    87   Actual/360            1                            360
    88   Actual/360            1
    95   Actual/360            1                            300
   101   Actual/360            1                            360
   102   Actual/360            2                            360
   108   Actual/360            1                            360
   109   Actual/360            1                            360
   116   Actual/360            2                            360
   117   Actual/360            1                            360

                                    EXHIBIT B

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      (1) No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period) past due.

      (2) Except with respect to the ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Loans (exclusive of any default interest, late charges or prepayment premiums) are fixed rate mortgage loans with terms to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

      (3) The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

      (4) At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase and Sale Agreement, dated as of September 1, 2006, between Master Servicer and Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase and Sale Agreement, dated as of September 1, 2006, between Master Servicer and Seller).

      (5) In respect of each Mortgage Loan, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan, the related Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) as of the origination date, the Seller (based on customary due diligence) had no knowledge, and since the origination date, the Seller has no knowledge, that the related Mortgagor is a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding; provided, that solely for purposes of this Representation 5, the Seller's knowledge shall include the knowledge of any servicer that has serviced the Mortgage Loan on behalf of the Seller. The "knowledge" of any such Seller as it relates to the knowledge of any servicer shall be deemed to be knowledge derived from the servicer by the Seller based on a specific inquiry regarding bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium and similar proceedings with respect to the related Mortgagor.

      (6) Each Mortgage Loan is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances. Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan, subject only to Permitted Encumbrances, and to the extent that the Mortgaged Property is a hotel, such personal property includes all personal property reasonably required to operate the related Mortgaged Property as it is currently being operated by the Mortgagor. There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances. Except for the holder of the Subordinate Companion Loan with respect to the AB Mortgage Loans, to the Seller's knowledge, no person other than the related Mortgagor and the mortgagee own any interest in any payments due under the related leases. The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Mortgage Loan documents. As of the origination date, there were no mechanics' or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those which were bonded or escrowed for or are insured against pursuant to the applicable Title Insurance Policy (as defined below). As of the Closing Date, to the Seller's knowledge, there are no mechanics' or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below), except for Permitted Encumbrances. No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule; no Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan other than one or more Mortgage Loans as shown on the Mortgage Loan Schedule; no Mortgage Loan is secured by property which secures another mortgage loan other than a Mortgage Loan as shown on the Mortgage Loan Schedule. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

      (7) The related Mortgagor under each Mortgage Loan has good and indefeasible fee simple or, with respect to those Mortgage Loans described in clause (20) hereof, leasehold title to the related Mortgaged Property comprising real estate subject to any Permitted Encumbrances.

      (8) The Seller has received an American Land Title Association (ALTA) lender's title insurance policy or a comparable form of lender's title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma "marked up" at the closing of the related Mortgage Loan and countersigned by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which was issued by a nationally recognized title insurance company (the "Title Insurer") qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances. Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy. Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the related Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

      (9) The related Assignment of Mortgage and the related assignment of the Assignment of Leases executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases from the Seller to the Purchaser. The endorsement of the related Mortgage Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Mortgage Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, legally and validly conveys all right, title and interest in such Mortgage Loan and Mortgage Loan documents to the Purchaser.

      (10) (a) The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) fraud or material misrepresentation, (ii) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) any act of actual waste, and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents.

      (b) The Mortgage Loan documents for each Mortgage Loan contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Mortgagor which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      (c) Each of the related Mortgage Notes and Mortgages are the legal, valid and binding obligations of the related Mortgagor named on the Mortgage Loan Schedule and each of the other related Mortgage Loan documents is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

      (d) The terms of the Mortgage Loans or the related Mortgage Loan documents, have not been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and no such alterations, impairments, modifications, or waivers have been completed or consented to since August 1, 2006.

      (e) With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor other than de minimis fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan following payment of such Mortgage Loan in full.

      (11) No Mortgage Loan has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Mortgagor has not been released, in whole or in part, from its obligations under any related Mortgage Loan document.

      (12) Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Mortgage Loan documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Mortgage Loan documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Mortgage Loan documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto. None of the Mortgage Loan documents provides for a release of a portion of the Mortgaged Property from the lien of the Mortgage except upon payment or defeasance in full of all obligations under the Mortgage, provided that, notwithstanding the foregoing, certain of the Mortgage Loans may allow partial release (a) upon payment or defeasance of an Allocated Loan Amount which may be formula based, but in no event less than 125% of the Allocated Loan Amount, or (b) in the event the portion of the Mortgaged Property being released was not given any material value in connection with the underwriting or appraisal of the related Mortgage Loan.

      (13) As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Seller's knowledge, as of the Closing Date, there is no other material default under any of the related Mortgage Loan documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller's knowledge, by the Seller's predecessors in interest with respect to the Mortgage Loans; and, to the Seller's actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made by the Seller in this Exhibit B. No Mortgage Loan has been accelerated and no foreclosure or power of sale proceeding has been initiated in respect of the related Mortgage. The Seller has not waived any material claims against the related Mortgagor under any non-recourse exceptions contained in the Mortgage Note.

      (14) (a) The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date specified therein (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related Mortgage Loan documents) and there are no future advances required to be made by the mortgagee under any of the related Mortgage Loan documents. Any requirements under the related Mortgage Loan documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held. The value of the Mortgaged Property relative to the value reflected in the most recent appraisal thereof is not impaired by any improvements which have not been completed. The Seller has not, nor, to the Seller's knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Mortgage Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Mortgage Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

      (b) No Mortgage Loan has capitalized interest included in its principal balance, or provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization (other than with respect to the deferment of payment with respect to ARD Loans) is due thereon.

      (c) Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than seven years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan's interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan's Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

      (d) Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan with a hard lockbox requires that tenants at the related Mortgaged Property shall (and each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan with a springing lockbox requires that tenants at the related Mortgaged Property shall, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date) make rent payments into a lockbox controlled by the holder of the Mortgage Loan and to which the holder of the Mortgage Loan has a first perfected security interest; provided however, with respect to each ARD Loan which is secured by a multi-family property with a hard lockbox, or with respect to each ARD Loan which is secured by a multi-family property with a springing lockbox, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date, tenants either pay rents to a lockbox controlled by the holder of the Mortgage Loan or deposit rents with the property manager who will then deposit the rents into a lockbox controlled by the holder of the Mortgage Loan.

      (15) The terms of the Mortgage Loan documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws, regulations and the Seller has complied with all material requirements pertaining to the origination, funding and servicing of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

      (16) To the Seller's knowledge and subject to clause (37) hereof, as of the date of origination of the Mortgage Loan, based on inquiry customary in the industry, and to the Seller's actual knowledge and subject to clause (37) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.

      (17) All (a) taxes, water charges, sewer rents, assessments or other similar outstanding governmental charges and governmental assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), and if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes and assessments and any late charges due in connection therewith has been established. As of the date of origination, the related Mortgaged Property was one or more separate and complete tax parcels. For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

      (18) To the Seller's knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (37) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy. With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

      (19) (a) As of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Seller's knowledge as of the Closing Date, the related Mortgaged Property is either (i) in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date or (ii) escrows in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows will in all events be not less than 100% of the estimated cost of the required repairs. Since the origination date, to the Seller's knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established.

      (b) As of the origination date of such Mortgage Loan and to the Seller's actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller's actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided, that solely for purposes of this Representation 19(b), the Seller's knowledge shall include the knowledge of any servicer that has serviced the Mortgage Loan on behalf of the Seller. The "knowledge" of any such Seller as it relates to the knowledge of any servicer shall be deemed to be knowledge derived from the servicer by the Seller based on a specific inquiry regarding condemnation of the relevant Mortgaged Property.

      (20) With respect to the Mortgage Loans that are identified on Exhibit A as being secured in whole or in part by a leasehold estate (a "Ground Lease") (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property):

      (a) such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease, or other agreement received by the originator of the Mortgage Loan from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan, there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

      (b) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances and such Ground Lease is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the related mortgagee;

      (c) such Ground Lease provides that upon foreclosure of the related Mortgage or assignment of the Mortgagor's interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

      (d) such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Seller's knowledge, is currently in existence under such Ground Lease, nor at origination was, or to the Seller's knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor's covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

      (e) such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease contains the ground lessor's covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Mortgagor;

      (f) either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (ii) such Ground Lease or other agreement provides that
      (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Mortgagor under such Ground Lease (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

      (g) such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

      (h) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent institutional lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan together with any accrued and unpaid interest thereon; and

      (i) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

      (21) (a) Except for those Mortgage Loans set forth on Schedule I hereto for which a lender's environmental insurance policy was obtained in lieu of an Environmental Site Assessment, an Environmental Site Assessment relating to each Mortgaged Property and prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Seller in connection with the origination of such Mortgage Loan and a copy is included in the Servicing File.

      (b) Such Environmental Site Assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, other than with respect to a Mortgaged Property (i) for which environmental insurance (as set forth on Schedule II hereto) is maintained, or (ii) which would require any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws for which adequate sums, but in no event less than 125% of the estimated cost as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan and for which the related Mortgagor has covenanted to perform, or (iii) as to which the related Mortgagor or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, with respect to such conditions or circumstances as have been recommended by the Environmental Site Assessment or required by the applicable governmental authority, or (iv) as to which another responsible party not related to the Mortgagor with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority's order or directive, or (v) as to which such conditions or circumstances identified in the Environmental Site Assessment were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Mortgagor or other responsible party obtained a "No Further Action" letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan;

      (c) To the Seller's actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there exists either (i) environmental insurance with respect to such Mortgaged Property (as set forth on Schedule II hereto) or
      (ii) an amount in an escrow account pledged as security for such Mortgage Loan under the relevant Mortgage Loan documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in clause (b) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

      (d) The related Mortgage or other Mortgage Loan documents contain covenants on the part of the related Mortgagor requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property. The related Mortgagor (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys' fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan.

      (e) Each of the Mortgage Loans which is covered by a lender's environmental insurance policy obtained in lieu of an Environmental Site Assessment ("In Lieu of Policy") is identified on Schedule I, and each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan and has a term ending no sooner than the date which is five years after the maturity date (or, in the case of an ARD Loan, the final maturity date) of the related Mortgage Loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full. All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property identified on Schedule I, as being insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

      (22) As of the date of origination of the related Mortgage Loan, and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Mortgage Loan documents permit the mortgagee to require the coverage described below. All premiums with respect to the Insurance Policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Mortgage Loan documents, and the Seller has not received any notice of cancellation or termination. The relevant Servicing File contains the Insurance Policy required for such Mortgage Loan or a certificate of insurance for such Insurance Policy. Each Mortgage requires that the related Mortgaged Property and all improvements thereon are covered by Insurance Policies or providing coverage for losses (subject to customary deductibles) sustained by (A) fire and extended perils included within the classification "All Risk of Physical Loss" in an amount sufficient to prevent the Mortgagor from being deemed a co-insurer and to provide coverage in an amount equal to the lesser of the full replacement cost of such Mortgaged Property (in some cases exclusive of excavations, underground utilities, foundations and footings) and the outstanding principal balance of the related Mortgage Loan with an appropriate endorsement to avoid application of any coinsurance provision; such policies contain a standard mortgage clause naming mortgagee and its successor in interest as additional insureds or loss payee, as applicable; (B) business interruption or rental loss insurance in an amount at least equal to (a) 12 months of operations or (b) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (C) flood insurance (if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency ("FEMA"), with respect to certain Mortgage Loans and the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards) in an amount not to exceed amounts prescribed by FEMA; (D) workers' compensation, if required by law; (E) comprehensive general liability insurance in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account, but not less than $1 million; all such Insurance Policies contain clauses providing they are not terminable and may not be terminated, without thirty (30) days prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days prior written notice to the mortgagee is required). In addition, each Mortgage permits the related mortgagee to make premium payments to prevent the cancellation thereof and shall entitle such mortgagee to reimbursement therefor. Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan together with any accrued interest thereon. If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and
(ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property. The related Mortgaged Property is insured by an Insurance Policy, issued by an insurer meeting the requirements of such Mortgage Loan and having a claims-paying or financial strength rating of at least "A-:VIII" from A.M. Best Company or "A-" (or the equivalent) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. or Moody's Investors Service, Inc. An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss ("PML") for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedence. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least "A-:VIII" by A.M. Best Company or "A-" (or the equivalent) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. or Moody's Investors Service, Inc. To the Seller's actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

      (23) All amounts required to be deposited by each Mortgagor at origination under the related Mortgage Loan documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.

      (24) Whether or not a Mortgage Loan was originated by the Seller, to the Seller's knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller's actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller's actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

      (25) The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller or, to the knowledge of the Seller, any predecessor or prior servicer with respect to the Mortgage Loan, have been in all material respects legal and have met customary industry standards.

      (26) The originator of the Mortgage Loan or the Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

      (27) The Mortgage Loan documents require the Mortgagor to provide the holder of the Mortgage Loan with at least annual operating statements, financial statements and except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant, rent rolls.

      (28) All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller, and all amounts required to be deposited by the applicable Mortgagor under the related Mortgage Loan documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period). All of the Seller's interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

      (29) No two or more Mortgage Loans representing more than 5% of the aggregate outstanding principal amount of all the mortgage loans included in the Trust Fund has the same Mortgagor or, to the Seller's knowledge, are to Mortgagors which are entities controlled by one another or under common control.

      (30) Each Mortgagor with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Trust Fund is an entity whose organizational documents or related Mortgage Loan documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity. For this purpose, "Single Purpose Entity" shall mean a Person, other than an individual, whose organizational documents or Mortgage Loan documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

      (31) The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (A) such Mortgage Loan is secured by an interest in real property having a fair market value (1) at the date the Mortgage Loan was originated at least equal to 80% of the original principal balance of the Mortgage Loan or (2) at the Closing Date at least equal to 80% of the original principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) of this paragraph (31) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loan; or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (i) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (ii) satisfies the provisions of either clause (A)(1) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (A)(2), including the proviso thereto. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

      (32) The Mortgage Loans contain a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a mortgagor and that it may provide for assignments subject to the Mortgage Loan holder's approval of transferee, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Mortgagor or transfers of passive interests so long as the key principals or general partner retains control). The Mortgage Loan documents contain a "due on encumbrance" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Mortgagor is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder's approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control). The Mortgage Loan documents require the Mortgagor to pay all reasonable fees and expenses of the holder of the Mortgage associated with assumptions or transfers of interest in connection with any repayment of the Mortgage Loan on the related Mortgaged Property. As of the Closing Date, the Seller holds no preferred equity interest in any Mortgagor and the Seller holds no mezzanine debt related to such Mortgaged Property.

      (33) Except with respect to the AB Mortgage Loans, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

      (34) Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that: defeasance may not occur any earlier than two years after the Closing Date; and requires or provides (A) the replacement collateral consist of U.S. "government securities," within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i), in an amount sufficient to make all scheduled payments under the Mortgage Note when due (up to the maturity date for the related Mortgage Loan, the Anticipated Repayment Date for ARD Loans or the date on which the Mortgagor may prepay the related Mortgage Loan without payment of any prepayment penalty); (B) the loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (C) counsel provide an opinion that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (D) such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (i) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (ii) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note when due. Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Mortgagor shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan. In addition, if the related Mortgage Loan permits defeasance, then the Mortgage Loan documents provide that the related Mortgagor shall (a) pay all fees, including, without limitation, reasonable attorney's fees, associated with the defeasance of the Mortgage Loan and all other expenses associated with the defeasance, or (b) provide all opinions required under the related Mortgage Loan documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater,
(1) a REMIC opinion and (2) rating agency letters confirming that no downgrade or qualification shall occur as a result of the defeasance.

      (35) In the event that a Mortgage Loan is secured by more than one Mortgaged Property, then, in connection with a release of less than all of such Mortgaged Properties, a Mortgaged Property may not be released as collateral for the related Mortgage Loan unless, in connection with such release, an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property is prepaid or, in the case of a defeasance, an amount equal to 125% of the Allocated Loan Amount is defeased through the deposit of replacement collateral (as contemplated in clause (34) hereof) sufficient to make all scheduled payments with respect to such defeased amount, or such release is otherwise in accordance with the terms of the Mortgage Loan documents.

      (36) Each Mortgaged Property is owned by the related Mortgagor, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

      (37) Any non-conformity with applicable zoning laws constitutes a legal non-conforming use or structure (i) which, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or (ii) for which law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller.

      (38) Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Mortgagor under the Mortgage Loan. The Mortgage Loan was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

      (39) No court of competent jurisdiction will determine in a final decree that fraud, with respect to the Mortgage Loans has taken place on the part of the Seller or, to the Seller's actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan.

      (40) The related Mortgage or other Mortgage Loan documents provide a grace period for delinquent Monthly Payments no longer than ten (10) days from the applicable payment date.

      (41) The following statements are true with respect to the related Mortgaged Property: (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.

      (42) None of the Mortgage Loan documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism and, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each Mortgaged Property is insured by an "all-risk" casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

      (43) An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan, and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

Defined Terms:

      The term "Allocated Loan Amount" shall mean, for each Mortgaged Property, the portion of principal of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Mortgage Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

      The term "Anticipated Repayment Date" shall mean the date on which all or substantially all of any Excess Cash Flow is required to be applied toward prepayment of the related Mortgage Loan and on which any such Mortgage Loan begins accruing Excess Interest.

      The term "ARD Loan" shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

      The term "Environmental Site Assessment" shall mean (x) a Phase I environmental report meeting the requirements of the American Society for Testing and Materials and being generally consistent with assessments of environmental hazards undertaken by the Seller for similar properties, as of the date of such assessment, and (y) if in accordance with customary industry standards a reasonable lender would require it, a Phase II environmental report, each report in clauses (x) and (y) prepared by an independent licensed third party professional experienced in environmental matters.

      The term "Excess Cash Flow" shall mean the cash flow from the Mortgaged Property securing an ARD Loan after payments of interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), and (a) required payments for the tax and insurance fund and ground lease escrows fund,
(b) required payments for the monthly debt service escrows, if any, (c) payments to any other required escrow funds and (d) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer and discretionary (lender approved) capital expenditures.

      The term "Excess Interest" shall mean any accrued and deferred interest on an ARD Loan in accordance with the following terms. Commencing on the respective Anticipated Repayment Date each ARD Loan (pursuant to its existing terms or a unilateral option, as defined in Treasury Regulations under Section 1001 of the Code, in the Mortgage Loans exercisable during the term of the Mortgage Loan) generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Interest Rate plus a percentage specified in the related Mortgage Loan documents. Until the principal balance of each such Mortgage Loan has been reduced to zero (pursuant to its existing terms or a unilateral option, as defined in Treasury Regulations under Section 1001 of the Code, in the Mortgage Loans exercisable during the term of the Mortgage Loan), such Mortgage Loan will only be required to pay interest at the Mortgage Interest Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Interest Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest").

      The term "in reliance on" shall mean that:

            (a) the Seller has examined and relied in whole or in part upon one or more of the specified documents or other information in connection with a given representation or warranty;

            (b) that the information contained in such document or otherwise obtained by the Seller appears on its face to be consistent in all material respects with the substance of such representation or warranty;

            (c) the Seller's reliance on such document or other information is consistent with the standard of care exercised by prudent lending institutions originating commercial mortgage loans; and

            (d) although the Seller is under no obligation to verify independently the information contained in any document specified as being relied upon by it, the Seller believes the information contained therein to be true, accurate and complete in all material respects and has no actual knowledge of any facts or circumstances which would render reliance thereon unjustified without further inquiry.

      The term "Mortgage Interest Rate" shall mean the fixed rate of interest per annum that each Mortgage Loan bears as of the Cut-off Date.

      The term "Permitted Encumbrances" shall mean:

            (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

            (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally and referred to in the related mortgagee's title insurance policy;

            (c) other matters to which like properties are commonly subject, and

            (d) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property.

            which together do not materially and adversely affect the related Mortgagor's ability to timely make payments on the related Mortgage Loan, which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, for the use currently being made, the operation as currently being operated, enjoyment, value or marketability of such Mortgaged Property, provided, however, that, for the avoidance of doubt, Permitted Encumbrances shall exclude all pari passu, second, junior and subordinated mortgages but shall not exclude mortgages that secure Mortgage Loans that are cross-collateralized with other Mortgage Loans.

      Other. For purposes of these representations and warranties, the term "to the Seller's knowledge" shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans or of any servicer responsible for servicing the Mortgage Loan on behalf of the Seller, believes that a given representation or warranty is not true or inaccurate based upon the Seller's reasonable inquiry and during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate. Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller's knowledge. For purposes of these representations and warranties, the term "to the Seller's actual knowledge" shall mean that a director, officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.

                                   SCHEDULE I

          MORTGAGE LOANS FOR WHICH A LENDER'S ENVIRONMENTAL POLICY WAS
              OBTAINED IN LIEU OF AN ENVIRONMENTAL SITE ASSESSMENT

None

                                   SCHEDULE II

                          MORTGAGED PROPERTY FOR WHICH
                      ENVIRONMENTAL INSURANCE IS MAINTAINED


                          Loan No. 5 (REPM Portfolio)

                                    EXHIBIT C

                                   EXCEPTIONS

   CIBC Inc. Exceptions to Representations and Warranties - JPMCC 2006-CIBC16

Rep. #

6. Loan No. 75 (Winchester Business Park) - The Mortgaged Property also secures indebtedness in the amount of $410,000 (the "Winchester B Note"), which Winchester B Note was sold as of the closing date of the Mortgage Loan to CBA-Mezzanine Capital, LLC or an affiliate thereof. The Winchester B Note is secured by the Mortgage, and is subordinate to the Mortgage Loan being sold hereby pursuant to an Intercreditor Agreement, a copy of which is included in the Mortgage File. A failure to make a payment due under the Winchester B Note constitutes a default under this Mortgage Loan.

       Loan No. 35 (Church Square) - The Mortgaged Property also secures indebtedness in the amount of $2,812,176.20 evidenced by a note in favor of the City of Cleveland (the "City Note"). The City Note is secured by the Mortgage, and is pari passu in right of payment to the Mortgage Loan being sold hereby pursuant to an Intercreditor Agreement, a copy of which is included in the Mortgage File.

       Loan No. 78 (Baldwin Park Village Center B-1) - this property is part of a planned development in Orlando, Florida. The Declaration of Covenants, Conditions, Restrictions and Obligations ("Declaration") recorded against this parcel and all other parcels in "Baldwin Park Village" grants the initial Declarant (and its successors and assigns) the following rights:
       (a) a right of first refusal to purchase the property, (b) a right to re-purchase the property if, among other things, certain construction related defaults occur under the Declaration and (c) a right to compel the sale of a property if, among other things, certain construction related defaults occur under the Declaration; however, the Declaration provides that if Declarant exercises any of such rights under (a), (b) or
       (c) above, the consideration paid by the Declarant shall include, among other things, full repayment of all mortgages against the property together with all premiums and fees due under such mortgage.

       Loan No. 39 (Redmond Plaza) - If more than 50% of the Mortgaged Property becomes vacant, then the grocery store that is the shadow-anchor of the Mortgaged Property has the right to purchase the Mortgaged Property pursuant to a declaration of covenants; pursuant to an estoppel from the grocery store, this right has been subordinated to the Mortgage. The purchase price is the outstanding amount of any loan encumbering the Mortgaged Property together with all costs and expenses of the holder of the mortgage incurred in connection with such purchase.

7. Loan Nos. 75, 35, 78 and 39 (Winchester Business Park, Church Square, Baldwin Park Village Center B-1 and Redmond Plaza) - See exceptions to Representation #6 above.

8. Loan Nos. 75, 35, 78 and 39 (Winchester Business Park, Church Square, Baldwin Park Village Center B-1 and Redmond Plaza) - See exceptions to Representation #6 above.

10(a). Loan No. 19 (Marquis at Frankford Springs) - The related Mortgage Loan documents do not include a non-recourse carveout for "waste"; however, the documents do contain a non-recourse carveout for the following:
       Damage to the Mortgaged Property as a result of the intentional misconduct or gross negligence of Mortgagor or Indemnitor (as defined in the Mortgage Loan documents) or any holder of equity interests in Mortgagor or Indemnitor, or any person acting on behalf of, or at the direction of, Mortgagor or Indemnitor, or any removal of the Mortgaged Property in violation of the terms of the Mortgage Loan documents.

       Loan No. 81 (Home Depot - Forest Lake) - The Mortgagors for the Mortgage Loan include one Mortgagor that holds the fee interest in the related Mortgaged Property and one Mortgagor that holds the leasehold interest in the related Mortgaged Property pursuant to a ground lease with the Mortgagor that holds the fee interest. The Mortgagor holding the fee interest in the related Mortgaged Property, but not the Mortgagor holding the leasehold interest in the related Mortgaged Property, is liable for the non-recourse carveouts set forth in the related Mortgage Loan documents.

10(d) Loan No. 22 (Florida Coastal School of Law) - The related Mortgage Loan documents were amended as of August 31, 2006 to reflect the completion of the construction of the related improvements; a copy of the instruments effecting such amendment are included in the related Mortgage File.

       Loan No. 33 (Crossing at Mid Rivers) - Certain tenant-in-common interests in the Mortgaged Property were transferred subsequent to August 1, 2006. In connection with such transfers, each new tenant-in-common assumed, jointly and severally, the obligations of the Mortgagor under the Mortgage Loan documents and a principal of each new tenant-in-common executed an indemnity and guaranty agreement with respect to certain non-recourse carveouts; a copy such loan assumption and indemnity agreements are included in the related Mortgage File.

       The following loans closed on or after August 1, 2006:

            Loan No. 3   (Prime Retail Outlets Portfolio)
            Loan No. 35 (Church Square)
            Loan No. 39 (Redmond Plaza)
            Loan No. 48 (Crossroads Shopping Center)
            Loan No. 65 (The Shops at Civic Center)
            Loan No. 77 (151 East 3rd Street)
            Loan No. 78 (Baldwin Park Village Center B-1)
            Loan No. 95 (addressStreet2823 West Orange Avenue)

12. Loan No. 5 (REPM Portfolio) - The Mortgage Loan documents permit partial defeasance of an individual property (a "Parcel"). The amount defeased shall be the greatest of: (a) 120% of the Allocated Loan Amount with respect to such Parcel, (b) an amount such that, after giving effect to such partial defeasance and the concurrent partial defeasance of the Mezzanine Loan, the Debt Service Coverage Ratio for the Undefeased Note and Undefeased Mezzanine Note, based on income from the Remaining Parcel, shall be not less than the greater of (x) 1.10:1.00, and (y) the Debt Service Coverage Ratio for the Note and the Mezzanine Note, based on income from both the Release Parcel and the Remaining Parcel, determined immediately prior to the Partial Defeasance Date and (c) an amount such that, after giving effect to such partial defeasance and the concurrent partial defeasance of the Mezzanine Loan, the Loan-to-Value Ratio after the Partial Defeasance Date based on the aggregate principal indebtedness under the Undefeased Note and the Undefeased Mezzanine Note, shall be not greater than the lesser of (x) eighty-five percent (85%), and (y) the Loan-to-Value Ratio based on the aggregate principal indebtedness under this Note and the Mezzanine Note, from both the Release Parcel and the Remaining Parcel, determined immediately prior to the Partial Defeasance Date. Capitalized terms not defined in this paragraph shall have the meaning given to such terms in the Mortgage Note with respect to this Mortgage Loan.

       Loan No. 8 (City View Portfolio 1) - The Mortgage Loan documents permit partial defeasance of an individual property (a "Parcel"). The amount defeased shall be the greatest of: (a) 115% of the allocated loan amount with respect to such Parcel, (b) an amount such that, after giving effect to such partial defeasance, the DSCR for the Mortgage Loan, based on income from the remaining properties, shall be not less than the greater of (x) 1.25:1.00 and (y) the DSCR for the Mortgage Loan immediately prior to such partial defeasance and (c) an amount such that, after giving effect to such partial defeasance, the loan-to-value ratio of the Mortgage Loan shall be not greater than the lesser of (x) 80% and (y) the loan-to-value ratio of the Mortgage Loan determined immediately prior to such partial defeasance.

       Loan No. 8 (City View Portfolio 1) - The Mortgage Loan is secured by multiple properties. The related Mortgage Loan documents permit the sale of an individual property (a "Partial Assumption Property") to a third party buyer (a "Partial Assumption Buyer") and the partial assumption of the Mortgage Loan by the Partial Assumption Buyer upon the following terms and conditions: (a) the Partial Assumption Buyer is approved by the holder of the Mortgage (in accordance with the requirements for approval set forth in the related Mortgage), (b) the Mortgagor under the Mortgage Loan at the time of the sale of the Partial Assumption Property (the "Existing Borrower") obtains a "no-downgrade" confirmation from the rating agencies with respect to such sale and partial assumption, (c) the Mortgage Loan is severed into 2 loans, (i) one of which (the "Partial Assumption Loan") will be in an amount equal to the allocated loan amount of the Partial Assumption Property (the Partial Assumption Buyer will be the obligor under the Partial Assumption Loan) and (ii) the other of which (the "Remaining Property Loan") shall be in an amount equal to the principal balance of the original Mortgage Loan less the amount of the Partial Assumption Loan (the Existing Borrower will be the obligor under the Remaining Property Loan), and (d) the Partial Assumption Loan shall have a debt service coverage ratio of at least 1.30:1.0 and a loan to value of no more than 80%, and the Remaining Property Loan shall have a debt service coverage ratio of at least 1.25:1.0 (or if three or less properties constitute the remaining property, a debt service coverage ratio of at least 1.30:1.0) and a loan to value ratio of no more than 80%; however, subject to the defeasance lockout period under the Mortgage Loan documents, a partial defeasance is permitted in order achieve the foregoing debt service coverage and loan to value ratios.

       Loan No. 3 (Prime Retail Outlets Portfolio) - The Mortgage Loan documents permit partial defeasance of an individual property (a "Parcel"). The amount defeased shall be the greater of: (a) 120% of the allocated loan amount with respect to such Parcel and (b) an amount such that, after giving effect to such partial defeasance, the DSCR for the Mortgage Loan, based on income from the remaining properties, shall be not less than the greater of (x) 1.30:1.00 and (y) the DSCR for the Mortgage Loan immediately prior to such partial defeasance.

19. Loan Nos. 61 and 27 (Trail Plaza and USDA - Salt Lake City) - the engineering reports with respect to these Mortgaged Properties were not prepared within 12 months of the Closing Date.

20 Loan No. 3 (Prime Retail Outlets Portfolio) - Rep #20(g) - the Prime Outlets at Gaffney (South Carolina) property is subject to a ground lease that expires in 2025 (approximately 9 years beyond the stated maturity date of the Loan); however, the fee interest in this property is owned by Cherokee County, South Carolina as part of an economic development inducement and Mortgagor has an option to purchase the fee interest in this property at any time during the term of the ground lease for a price equal to unpaid balance of certain bonds (which are owned by Mortgagor and have been pledged to holder of the Mortgage Loan). The purchase price for the fee interest in this property just prior to lease expiration in 2025 is $1.

21. Loan Nos. 61 and 27 (Trail Plaza and USDA - Salt Lake City) - the Environmental Site Assessments with respect to these Mortgaged Properties were not prepared within 12 months of the Closing Date.

22. Loan No. 7 (Lightstone Michigan Multifamily Portfolio) - The related Mortgagor maintains a $10 million flood insurance policy that provides for a deductible of $500,000. The principal of the Mortgagor has indemnified the holder of the Mortgage Loan against any loss arising by reason of this deductible. According to the financial statements provided to the Mortgage Loan Seller in connection with the closing of this Mortgage Loan, the net worth of this principal is in excess of $200 million.

       Loan No. 30 (American Garment Center) -- The insurer providing property insurance coverage for the initial $800,000 portion of insured losses is rated "A-:VII" by A.M. Best Company.

       Loan No. 73 (Mission Creek) -- The property insurance coverage for a portion of this Property is maintained by the related Tenant, Kroger Co. (d/b/a Food4Less), rated BBB- by Standard & Poors, and this insurance coverage includes a $1 million self-insured retention by such Tenant.

       Loan No. 81 (Home Depot - Forest Lake) -- The property and liability insurance provided with respect to this Mortgage Loan is provided by the related Tenant, Home Depot U.S.A., Inc., rated AA by Standard & Poors, and includes a $1 million self-insured retention by such Tenant.

       Loan No. 88 (UPS Service Center) - The insurance carrier of the insurance policies, UPINSCO, is a subsidiary of UPS, the tenant of the related Mortgaged Property, but is not a rated company. Pursuant to the related mortgage loan documents, the indemnitor of the related Mortgage Loan indemnifies the holder of the Mortgage Loan for any shortage or difference in insurance proceeds paid under such policies and what would have been paid under policies issued by a carrier meeting the requirements in the related Mortgage Loan documents.

       Loan No. 109 (Shoppes of Hunt Club) - The related Mortgagor's "all risk" insurance policy does not include wind storm insurance. However, pursuant to the related Mortgage Loan documents the principals of the related Mortgagor indemnify the holder of the related Mortgage Loan against any loss or damage resulting from the failure of the related Mortgagor to obtain and maintain wind storm insurance in accordance with the insurance requirements of the holder of the related Mortgage Loan.

29. Loan Nos. 3 and 7 (Prime Retail Outlets Portfolio and Lightstone Michigan Multifamily Portfolio) - the Mortgagors under these Mortgage Loans totaling approximately $215,000,000 are under common control.

32. Loan Nos. 75 and 35 (Winchester Business Park and Church Square) - See exceptions to Representation #6 above.

       Loan No. 5 (REPM Portfolio) - Holders of direct or indirect equity interests in the Mortgagor have pledged their direct or indirect interests in the Mortgagor to secure a mezzanine loan (a "Mezzanine Loan"). In connection with such Mezzanine Loan, the Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

       The following applies to each of the Mortgage Loans listed below: The related Mortgage provides that direct or indirect equity interests in the related Mortgagor may be pledged as security for indebtedness of the owners of direct or indirect equity interests in the related Mortgagor, under certain conditions more fully set forth in the related Mortgage (including, without limitation, limits on the maximum aggregate loan-to-value ratio (inclusive of both the Mortgage Loan and such mezzanine indebtedness) and the minimum debt service coverage ratio (inclusive of both the Mortgage Loan and such mezzanine indebtedness) and the requirement of an intercreditor agreement satisfactory to the holder of the Mortgage Loan).

            Loan No. 3 (Prime Retail Outlets Portfolio)
            Loan No. 20 (Texere Plaza)
            Loan No. 23 (Fair Oaks Mall)
            Loan No. 39 (Redmond Plaza)
            Loan No. 41 (Sonora Plaza)
            Loan No. 43 (5000 West Sunset Boulevard)
            Loan No. 48 (Crossroads Shopping Center)
            Loan No. 63 (222 West 37th Street)

       Loan Nos. 33 and 19 (Crossing at Mid Rivers and Marquis at Frankford Springs) - The following applies to each of these Mortgage Loans: The Mortgage Loan documents permit the transfer of tenant-in common interests in the Mortgaged Property, subject to the requirements set forth in the Mortgage Loan documents with respect to such tenant-in-common interest transfers.

       Loan No. 22 (Florida Coastal School of Law) - Transfers of direct or indirect equity interests in Infilaw Corporation or any constituent entity of Infilaw Corporation shall not require the consent of Lender. In addition, the pledge of the stock in Florida Coastal School of Law, Inc. ("Florida Coastal") shall not require the consent of Lender, provided that (i) such pledge is to secure an operating debt facility of Florida Coastal, (ii) such operating debt facility is also secured by a pledge of
       (x) all or substantially all of the assets of Florida Coastal and (y) Florida Coastal's ownership interests in all or substantially all subsidiaries of Florida Coastal other than Florida Coastal's direct or indirect ownership interests in the Borrower and (iii) the lender under such operating debt facility and the beneficiary or holder of such pledge shall be a Qualified Holder (as defined in the Mortgage). In no event shall such operating debt facility be secured by the Property.

35. Loan Nos. 5 and 3 (REPM Portfolio, City View Portfolio 1 and Prime Retail Outlets Portfolio) - See exceptions to Representation #12 above.

42. Loan No. 5 (REPM Portfolio) - The Mortgage Loan documents provide that in the event terrorism insurance is not generally included within "all-risk" policies provided by insurers acceptable to the holder of the Mortgage Loan, Mortgagor will only be responsible for obtaining terrorism coverage to the extent available at an annual premium cost of one hundred fifty percent (150%) of the cost of the premium for the "all-risk" casualty insurance required under the Mortgage Loan documents (exclusive of terrorism coverage) during the first year of the Mortgage Loan.

       Loan No. 7 (Lightstone Michigan Multifamily Portfolio) - The Mortgage Loan documents provide that in the event the commercial property and business income insurance required under the Mortgage excludes perils of terrorism and acts of terrorism, then Mortgagor shall maintain a separate commercial property and business income insurance policy for loss resulting from perils and acts of terrorism on terms (including amounts, except as provided for below) consistent with those required under subsection 1.4 (a) and (f) of the Mortgage (a "Stand Alone Terrorism Insurance Policy") all times during the term of the Mortgage Loan; provided, that, Mortgagor shall not be required to maintain terrorism coverage for amounts in excess of the amount of coverage that, could be obtained under a Stand Alone Terrorism Insurance Policy upon the payment of an annual premium in an amount (the "Terrorism Insurance Cap") equal to two (2) times the actual premium then paid by Mortgagor to satisfy the requirements of section (a) and (b) for the commercial property and business income insurance for the Mortgaged Property.

       Loan No. 87 (Panama City Crossing) - The Mortgage Loan documents provide that in the event that terrorism insurance rates rise significantly or such coverage is not available with an all-risk policy, Mortgagor will only be responsible for obtaining terrorism coverage to the extent available at an annual cost of 150% of the cost of the then current premium for all-risk casualty insurance without terrorism coverage.

       Loan No. 57 (Sunrise Medical) - The excess umbrella insurance policy maintained on the related Mortgage Property does not include insurance for acts of terrorism.

                                    EXHIBIT D

                          FORM OF OFFICER'S CERTIFICATE

      I, [______], a duly appointed, qualified and acting [______] of CIBC Inc., a Delaware corporation (the "Company"), hereby certify as follows:

1. I have examined the Mortgage Loan Purchase Agreement, dated as of September 21, 2006 (the "Agreement"), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2. The Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3. I have examined the information regarding the Mortgage Loans in each Free Writing Prospectus (as defined in the Indemnification Agreement), when read in conjunction with the other Time of Sale Information (as defined in the Indemnification Agreement), the Prospectus, dated September 12, 2006, as supplemented by the Prospectus Supplement, dated September 14, 2006 (collectively, the "Prospectus"), relating to the offering of the Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-1, Class X-2, Class B, Class C and Class D Certificates, the Private Placement Memorandum, dated September 14, 2006 (the "Privately Offered Certificate Private Placement Memorandum"), relating to the offering of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates, and the Residual Private Placement Memorandum, dated September 14, 2006 (together with the Privately Offered Certificate Private Placement Memorandum, the "Private Placement Memoranda"), relating to the offering of the Class R and Class LR Certificates, and nothing has come to my attention that would lead me to believe that any Free Writing Prospectus, including any diskette attached thereto, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, or the Private Placement Memoranda, as of the date of the Private Placement Memoranda or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans or in the case of any Free Writing Prospectus, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading.

      Capitalized terms used herein without definition have the meanings given them in the Agreement.

      IN WITNESS WHEREOF, I have signed my name this __ day of ______ 2006.

                                       By:_____________________________
                                          Name:
                                          Title: